AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2007
                                                    REGISTRATION NO. 333-_______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                        CONCURRENT COMPUTER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                04-2735766
        (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        CONCURRENT COMPUTER CORPORATION
                  AMENDED AND RESTATED 2001 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              -------------------

                                 KIRK L. SOMERS

                                 GENERAL COUNSEL
                         CONCURRENT COMPUTER CORPORATION
                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                   COPIES TO:
                              ALAN J. PRINCE, ESQ.
                                KING & SPALDING
                           1180 PEACHTREE STREET N.E.
                          ATLANTA, GEORGIA 30309-3521
                                  404-572-4600

                                            CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
Title of Each Class of                              Proposed Maximum         Proposed Maximum
   Securities to be                                  Offering Price    Aggregate Offering Price (1)       Amount of
      Registered         Amount to be Registered     Per Share (1)                                    Registration Fee
-----------------------  ------------------------  ------------------  -----------------------------  -----------------
Common Stock, par
value $.01 per share                4,000,000 (2)         $ 1.43                 $ 5,720,000               $ 175.61

Series A Participated
Cumulative Preferred
Rights (3)                          4,000,000               N/A                       N/A                     N/A
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low reported sales price of the Registrant's Common Stock on the Nasdaq Global Market on May 17, 2007.

(2) Does not include 7,000,000 shares of Common Stock of Concurrent Computer Corporation previously registered on Registration Statement No. 333-82686 and Registration Statement No. 333-125974 and to which the Prospectus relating to this Registration Statement relates.

(3) The Series A Participating Cumulative Preferred Rights are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to, August 14, 1992, pursuant to the terms of the Rights Agreement, dated as of July 31, 1992, as amended on August 7, 2002. Until the occurrence of certain prescribed events, the Series A Participating Cumulative Preferred Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with such stock. The value attributable to such Series A Participating Cumulative Preferred Rights, if any, is reflected in the market price of Common Stock.

                                EXPLANATORY NOTE
                                ----------------

     Concurrent Computer Corporation (the "Company") filed registration statements on Form S-8's on February 13, 2002 (File No. 333-82686) and June 20, 2005 (File No. 333-125974) (collectively, the "Prior Registration Statements") to register under the Securities Act of 1933, as amended (the "Securities Act"), 3,000,000 shares of the Company's common stock, par value $.01 per share ("Common Stock") and 4,000,000 shares of Common Stock, respectively, issuable under the Concurrent Computer Corporation 2001 Stock Option Plan, as amended (the "2001 Stock Option Plan"). The Company is filing this registration statement on Form S-8 (the "Registration Statement") pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 4,000,000 shares of Common Stock to be issued pursuant to the 2001 Stock Option Plan. This Registration Statement incorporates by reference the contents of the Prior Registration Statements.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement. In addition, the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

     1.   The Company's Annual Report on Form 10-K for the year ended June 30,
          2006;

     2. The Company's Quarterly Reports on Form 10-Q for the quarter ended September 30, 2006, December 31, 2006 and March 31, 2007;

     3. The Company's Current Reports on Form 8-K filed on September 11, 2006, December 22, 2006, January 31, 2007, February 14, 2007, March 9, 2007,
          May 16, 2007 and May 18, 2007; and

     4. The description of our Common Stock contained in the Registration Statement on Form 8-A, dated January 23, 1986, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by our Current Report on Form 8-K, dated October 22, 2001.

     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM  8.  EXHIBITS.

     EXHIBIT  DESCRIPTION
     -------  -----------

      5.1     Opinion of King & Spalding

     23.1     Consent of Deloitte & Touche LLP

     23.2     Consent of King & Spalding (included in Exhibit 5.1)

     24.1     Power of Attorney (included on signature page)

ITEM  9.  UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duluth, state of Georgia on this 24th day of May, 2007.

                                        CONCURRENT COMPUTER CORPORATION


                                        By: /s/ Kirk L. Somers
                                            ------------------------------------
                                            Kirk L. Somers
                                            General Counsel


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Gary Trimm, acting individually, as his attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 24th day of May, 2007:

       Signature                             Title
       ---------                             -----

/s/ Steve Nussrallah         Chairman of the Board
----------------------
Steve G. Nussrallah

/s/ T. Gray Trimm            President, Chief Executive Officer and Director
----------------------       (Principal Executive Officer)
T. Gary Trimm

/s/ Emory Berry              Chief Financial Officer
----------------------       (Principal Financial and Accounting Officer)
Emory Berry

/s/ Alex B. Best             Director
----------------------
Alex B. Best

/s/ Charles Blackmon         Director
----------------------
Charles Blackmon

/s/ Larry L. Enterline       Director
----------------------
Larry L. Enterline

/s/ C. Shelton James         Director
----------------------
C. Shelton James

                                  EXHIBIT INDEX


EXHIBIT                            DESCRIPTION
-------                            -----------

   5.1      Opinion of King & Spalding

  23.1      Consent of Deloitte & Touche LLP

  23.2      Consent of King & Spalding (included in Exhibit 5.1)

  24.1      Power of Attorney (included on signature page)